HYDRAULIC WELL CONTROL BUSINESS
OF OIL STATES INTERNATIONAL, INC.

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

C O N T E N T S

Page

Reports of Independent Auditors	2 - 3

Combined Balance Sheets	4

Combined Statements of Operations	5

Combined Statements of Changes in Stockholders’ Equity	6

Combined Statements of Cash Flows	7

Notes to Combined Financial Statements	8 - 24

Report of Independent Auditors

To the Board of Directors and Stockholders
Oil States International, Inc.

We have audited the accompanying combined balance sheet of the Hydraulic Well Control Business of Oil States International, Inc. (the “Company”) as of December 31, 2005, and the related combined statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2005, and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
August 15, 2006

Report of Independent Auditors

The Board of Directors and Shareholders of
Oil States International, Inc.

We have audited the accompanying combined balance sheet of the Hydraulic Well Control Business of Oil States International, Inc. (the Company), as of December 31, 2004, and the related combined statements of operations, stockholder equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2004, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG, LLP

November 15, 2005

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED BALANCE SHEETS
(In Thousands)

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,738	$8,710
Accounts receivable	11,351	8,301
Inventories	781	769
Prepaid expenses and other current assets	235	390
TOTAL CURRENT ASSETS	17,105	18,170

PROPERTY, PLANT AND EQUIPMENT, net	19,283	21,180

GOODWILL, net	9,340	9,340

OTHER NONCURRENT ASSETS	565	-

TOTAL ASSETS	$46,293	$48,690

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,526	$3,830
Income taxes payable	1,416	990
Deferred income taxes	261	443
Deferred revenue	1,076	-
TOTAL CURRENT LIABILITIES	8,279	5,263

DUE TO OIL STATES AND AFFILIATES	12,886	20,800

DEFERRED INCOME TAXES	2,848	3,537

OTHER LIABILITIES	1,277	1,143

TOTAL LIABILITIES	25,290	30,743

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Contributed capital	18,622	18,447
Retained earnings (accumulated deficit)	2,381	(500)
TOTAL STOCKHOLDERS’ EQUITY	21,003	17,947

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,293	$48,690

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF OPERATIONS
(In Thousands)

	Year Ended December 31,
	2005	2004	2003

REVENUES	$40,117	$33,662	$32,525

COSTS AND EXPENSES
Service and other costs	28,274	26,431	23,828
Selling, general and administrative expenses	2,583	2,570	2,951
Corporate overhead allocation	230	224	195
Depreciation expense	3,771	3,694	3,271
Other operating expense (income)	26	37	(286)
TOTAL COSTS AND EXPENSES	34,884	32,956	29,959

INCOME FROM OPERATIONS	5,233	706	2,566

OTHER INCOME (EXPENSE)
Related party interest expense	(240)	(229)	(166)
Interest expense	(6)	(224)	(274)
Interest income	111	63	3
Other income	30	21	23
TOTAL OTHER INCOME (EXPENSE)	(105)	(369)	(414)

INCOME BEFORE INCOME TAXES	5,128	337	2,152

INCOME TAX EXPENSE	(2,247)	(1,863)	(2,202)

NET INCOME (LOSS)	$2,881	$(1,526)	$(50)

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(In Thousands)

	Contributed Capital	Retained Earning (Accumulated Deficit)	Total Stockholders' Equity

Balance, December 31, 2002	$18,024	$1,076	$19,100

Net loss	-	(50)	(50)

Parent company allocation of tax benefit on exercise of stock options	289	-	289

Balance, December 31, 2003	18,313	1,026	19,339

Net loss	-	(1,526)	(1,526)

Parent company allocation of tax benefit on exercise of stock options	134	-	134

Balance, December 31, 2004	18,447	(500)	17,947

Net income	-	2,881	2,881

Parent company allocation of tax benefit on exercise of stock options	175	-	175

Balance, December 31, 2005	$18,622	$2,381	$21,003

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$2,881	$(1,526)	$(50)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,771	3,694	3,271
Deferred income tax provision (benefit)	(871)	(921)	113
Gain on disposal of assets	(18)	(26)	-
Non-cash intercompany allocation charges	2,243	-	-
Other, net	175	360	548
Changes in operating assets and liabilities:
Accounts receivable	(3,050)	(586)	(2,850)
Inventories	(12)	(247)	207
Accounts payable and accrued liabilities	1,696	(670)	1,013
Taxes payable	426	131	475
Deferred revenue	1,076	-	-
Other current assets and liabilities	(276)	(66)	(33)
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,041	143	2,694

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,367)	(2,035)	(2,482)
Proceeds from sale of equipment	511	77	113
NET CASH USED IN INVESTING ACTIVITIES	(1,856)	(1,958)	(2,369)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings from (payments to) Oil States and Affiliates	(10,157)	9,267	4,271
Debt repayments	-	(3,497)	(343)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(10,157)	5,770	3,928

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,972)	3,955	4,253

CASH AND CASH EQUIVALENTS,
beginning of year	8,710	4,755	502

CASH AND CASH EQUIVALENTS,
end of year	$4,738	$8,710	$4,755

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$245	$286	$283

Cash paid for income taxes	$2,943	$2,625	$1,610

The accompanying notes are an integral part of these combined financial statements.

NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying combined financial statements represent a carve-out financial statement presentation of Oil States International, Inc.’s (Oil States or OSI) hydraulic well control business (the “Company” or “HWC”) and are not intended to be a complete presentation of the financial position, results of operations and cash flows of HWC on a stand-alone basis. The combined financial statements are presented as if the Company existed as a separate entity from the remaining businesses of Oil States during the periods presented. The allocations and estimates included in the combined financial statements are determined using the methodologies described in Note F. The accompanying financial statements include the historical operations of the following legal entities: Hydraulic Well Control LLC, HWC Limited and HWCES International. All significant intercompany accounts and transactions between these entities have been eliminated in the accompanying combined financial statements.

The Company provides hydraulic units for emergency well control situations (snubbing) and provides various hydraulic well control solutions involving workover, well drilling, and well completion to the oil and gas industry. The Company’s headquarters are located in Houma, Louisiana, and the Company operates primarily in the United States, Venezuela, the Middle East and Africa. The Company’s level of activity depends largely on the condition of the oil and gas industry and, in particular, the level of capital expenditures by oil and gas companies for workover and drilling services in the Company’s operating areas. These expenditures are influenced by prevailing oil and gas prices, expectations about future demand and prices, the cost of exploring, producing and developing oil and gas reserves, the discovery rates of new oil and gas reserves, political and economic conditions, governmental regulation and the availability and cost of capital.

Effective March 1, 2006, the Company was acquired by Boots & Coots International Well Control, Inc. (“Boots & Coots”).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company participated in the centralized cash management system of Oil States, wherein cash receipts were transferred to and cash disbursements were funded by Oil States on a daily basis, except for the Company’s foreign operations which are funded as needed. The amount of cash and cash equivalents reported separately by the Company represents amounts held in bank accounts primarily for the foreign operations.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivables. The Company maintains cash with a financial institution which, at times, exceed federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with the account.

Fair Value of Financial Instruments: The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, and debt instruments. The Company believes that the carrying values of these instruments on the accompanying combined balance sheets approximate their fair values.

Inventories: Inventories consist of spare parts for equipment and supplies for field operations. Inventories are carried at the lower of cost or market. The cost of inventories is determined on an average cost method.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant, and Equipment: Property, plant, and equipment are stated at cost, or at estimated fair market value at acquisition date if acquired in a business combination, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Goodwill: Goodwill represents the excess of the purchase price for acquired businesses over the allocated value of the related net assets. Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142). In connection with the adoption of SFAS No. 142, the Company ceased amortizing goodwill. Under SFAS No. 142, goodwill is no longer amortized but is tested for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the “component” level) if discrete financial information is prepared and regularly reviewed by management at the component level. The hydraulic well control business of Oil States is a reporting unit for purposes of SFAS No. 142 goodwill impairment review. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds the unit’s fair value. The Company uses comparative market multiples to establish fair values. No provision for impairment was required based on the evaluations performed.

Impairment of Long-Lived Assets: In compliance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the recoverability of the carrying values of property, plant and equipment is assessed at a minimum annually, or whenever, in management’s judgment, events or changes in circumstances indicate that the carrying value of such assets may not be recoverable based on estimated future cash flows. If this assessment indicates that the carrying values will not be recoverable, as determined based on undiscounted cash flows over the remaining useful lives, an impairment loss is recognized. The impairment loss equals the excess of the carrying value over the fair value of the asset. The fair value of the asset is based on prices of similar assets, if available, or discounted cash flows. Based on the Company’s review, the carrying value of its assets is recoverable and no impairment losses have been recorded for the periods presented.

Foreign Currency: The accounts of foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” Accordingly, foreign currency is translated to U.S. dollars for financial purposes by using the U.S. dollar as the functional currency and exchange gains and losses, as well as translation gains and losses, are reported in income and expenses. Monetary balance sheet accounts use the current exchange rate in effect at the balance sheet date for assets and liabilities, and for non-monetary items, the exchange rates in effect when acquired.

Foreign Exchange Risk: A portion of revenues, earnings and net investments in foreign affiliates are exposed to changes in foreign exchange rates. We seek to manage our foreign exchange risk in part through operational means, including managing expected local currency revenues in relation to local currency costs and local currency assets in relation to local currency liabilities. Exchange gains (losses) totaled ($26,000) in 2005, ($37,000) in 2004 and $286,000 in 2003 and are included in other operating expense (income).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On February 5, 2003 there was a foreign exchange control regime put in place in Venezuela.  The foreign exchange control was established through Presidential Decrees and Agreements between the National Executive Branch and the Central Bank of Venezuela.  For the issue and application of the foreign exchange control provisions, the Government created a special agency called Commission of Foreign Exchange Administration (CADIVI, after the Spanish initials of Comisión de Administración de Divisas).  All individuals and companies interested in purchasing foreign currency from the Central Bank of Venezuela must firstly register with CADIVI at the Registry for Users of the Foreign Exchange Administration System (RUSAD, after the Spanish initials of Registro de Usuarios del Sistema de Administración de Divisas). The Venezuela cash balance stated in U.S. dollars was $2,318,000 at December 31, 2005 and $910,000 at December 31, 2004.

Revenue and Cost Recognition: The Company recognizes revenues from contracts as they are earned. Services and rental revenues are recognized based on a periodic (usually daily) rental rate as the services are rendered.

Service and other costs include all direct material and labor costs and those costs related to contract performance, such as indirect labor, supplies, tools and repairs and shipping and handling costs. Selling, general and administrative costs are charged to expense as incurred.

Deferred revenue represents payments received from customers for which service has not been performed. Revenues will be earned ratably over the service contract period.

Income Taxes: The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

When the Company’s earnings from foreign subsidiaries are considered to be indefinitely reinvested, no provision for U.S. income taxes is made for these earnings. If any of the subsidiaries have a distribution of earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

The Company is included in the consolidated federal and certain separate company state income tax returns filed by Oil States. The Company’s tax provision has been determined as if the Company were filing on a stand-alone basis separate from Oil States. Tax payments and refunds include those directly attributable to the HWC legal entities, as well as an allocation of consolidated estimated payments based on payments the Company would have been required to make on a stand-alone basis. Tax benefits, such as a net operating loss incurred by the Company, that cannot be used by the Company on a stand-alone basis have not been recognized in the financial statements unless realization of those benefits is reasonably assured.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables and Concentration of Credit Risk: Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company evaluates the credit-worthiness of its major new and existing customers’ financial condition and, generally, the Company does not require collateral from its domestic customers.

Four of the Company’s customers accounted for a significant portion of the Company’s total annual revenues for the years ended December 31, 2005, 2004 and 2003 as follows:

	2005	2004	2003

Customer A	22.0%	21.9%	19.5%
Customer B	19.4%	20.8%	14.9%
Customer C	19.2%	14.2%	14.6%
Customer D	15.6%	12.5%	6.2%

At December 31, 2005, accounts receivable from four customers each represented more than 10% of the Company’s combined accounts receivable. At December 31, 2004, accounts receivable from three customers each represented more than 10% of the Company’s combined accounts receivable.

Allowances for Doubtful Accounts: The Company considers the following factors when determining if collection of revenue is reasonably assured: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from various credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents to ensure that the customer has the means of making payment. If these factors do not indicate collection is reasonably assured, the Company would require a prepayment or other arrangement to support revenue recognition and recording of a trade receivable. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, an allowance would be required. If a trade receivable is deemed to be uncollectible, such receivable is charged-off against the allowance for doubtful accounts. No provision for loss on accounts receivable was recorded during the periods presented.

Stock-Based Compensation: The Company has elected to follow Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” for expense recognition purposes. As a result, the Company is obligated to provide the expanded disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123,” for stock-based compensation granted in 1998 and thereafter. See Note J.

Guarantees: The Company adopted FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Indebtedness of Others,” during 2003. FIN 45 requires disclosures and accounting for the Company’s obligations under certain guarantees.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

During the ordinary course of business, the Company provides standby letters of credit or other guarantee instruments to certain parties as required for certain transactions initiated by the Company. As of December 31, 2005, the maximum potential amount of future payments that the Company could be required to make under these guarantee agreements was approximately $420,000. The Company has not recorded any liability in connection with these guarantee arrangements beyond that required to appropriately account for the underlying transaction being guaranteed. The Company does not believe, based on historical experience and information currently available, that it is probable that any amounts will be required to be paid under these guarantee arrangements.

Use of Estimates: The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of a few such estimates are related to the accounting for the allowance for doubtful accounts, recoverability of long-lived assets, goodwill, depreciation, income taxes and amounts allocated by Oil States. Actual results could differ from those estimates.

NOTE C - DETAILS OF SELECTED BALANCE SHEET ACCOUNTS

Additional information regarding selected balance sheet accounts at December 31, 2005 and 2004 is presented below:

	December 31,
	2005	2004
Accounts receivable:
Trade	$6,867	$6,027
Unbilled revenue	2,897	1,661
Other	1,587	613

	$11,351	$8,301

	Estimated	December 31,
	Useful Life	2005	2004
Property, plant and equipment:
Land	Indefinite	$250	$250
Buildings and leasehold improvements	2-39 years	3,213	3,199
Machinery and equipment	2-15 years	34,839	33,477
Office furniture and equipment	2-7 years	1,030	1,410
Vehicles	3-5 years	1,076	1,173
Construction in progress		293	418
		40,701	39,927
Less: accumulated depreciation		(21,418)	(18,747)

		$19,283	$21,180

NOTE C - DETAILS OF SELECTED BALANCE SHEET ACCOUNTS (Continued)

	December 31,
	2005	2004
Accounts payable and accrued liabilities:
Trade accounts payable	$3,063	$2,376
Accrued compensation	1,437	419
Accrued insurance	26	119
Accrued taxes, other than income taxes	826	433
Other	174	483

	$5,526	$3,830

NOTE D - RECENT ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) and other standard setters which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management is evaluating the impact, if any, that recently issued standards, which are not yet effective, will have on the Company’s consolidated financial statements upon adoption.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs - an amendment of ARB 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. Paragraph 5 of Accounting Research Bulletin (“ARB”) 43, Chapter 4 “Inventory Pricing,” previously stated that “…under certain circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current-period charges…” SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company does not believe the implementation of SFAS 151 will have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued two FASB Staff Positions (FSP’s) that provide accounting guidance on how companies should account for the effects of the American Jobs Creation Act of 2004 (the Act) that was signed into law on October 22, 2004. The Act could affect how companies report their deferred income tax balances. The first FSP is FSP FAS 109-1 (“FAS 109-1”); the second is FSP FAS 109-2 (FAS 109-2). In FAS 109-1, the FASB concludes that the tax relief (special tax deduction for domestic manufacturing) from the Act should be accounted for as a “special deduction” instead of a tax rate reduction. FAS 109-2 gives a company additional time to evaluate the effects of the Act on any plan for reinvestment or repatriation of foreign earnings for purposes of applying FASB Statement No. 109, “Accounting for Income Taxes.” However, companies must provide certain disclosures if they choose to utilize the additional time granted by the FASB.

NOTE D - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In the fourth quarter of 2004, the FASB issued Statement No. 123 (revised 2004), or SFAS No. 123R, “Share-Based Payment,” which replaces Statement No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R eliminates the alternative to use APB Opinion 25’s intrinsic value method of accounting that was provided in Statement No. 123 as originally issued. After a phase-in period for Statement No. 123R, pro forma disclosure will no longer be allowed. In the first quarter of 2005 the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 which provided further clarification on the implementation of SFAS No. 123R.

Alternative phase-in methods are allowed under Statement No. 123R, which was to be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. In April 2005, the Securities and Exchange Commission (“SEC”) adopted a rule that defers the required effective date of SFAS No. 123R. The SEC rule provides that SFAS No. 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005. We have adopted SFAS No. 123R on January 1, 2006. The impact of the adoption will result in previously disclosed pro forma amounts to be recorded as compensation expense in the Company’s statement of operations.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” Among other changes, this Statement requires retrospective application for voluntary changes in accounting principles, unless it is impractical to do so. Guidance is provided on how to account for changes when retrospective application is impractical. This Statement was effective on a prospective basis beginning January 1, 2006.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after September 15, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. We do not expect the new standard to have any material impact on our financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” an amendment of FASB Statement No. 140. SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of January 1, 2007. We do not expect the new standard to have any material impact on our financial position and results of operations.

NOTE D - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN48”), an interpretation of FASB Statement No. 109. FIN48 establishes the threshold for recognizing the benefits of tax-return positions in the financial statements as more-likely-than-not to be sustained by the taxing authorities, and prescribes a measurement methodology for those positions meeting the recognition threshold. We do not expect the new standard to have a material impact on our financial position and results of operations, which becomes effective for the fiscal years beginning after December 31, 2006.

NOTE E - LONG-TERM DEBT

Oil States has a credit facility (the “Credit Facility”), which matures in January 2010 and provides for $325 million of revolving credit. The credit agreement, which governs Oil States’ Credit Facility (the “Credit Agreement”), contains customary financial covenants and restrictions, including restrictions on Oil States’ ability to declare and pay dividends. Borrowings under the Credit Agreement are secured by a pledge of substantially all of Oil States’ assets and the assets of its subsidiaries, which includes the Company’s assets. Oil States’ obligations under the Credit Agreement are guaranteed by its significant subsidiaries, which includes legal entities within the Company. Borrowings under the Credit Agreement accrue interest at a rate equal to either LIBOR or another benchmark interest rate (at Oil States’ election) plus an applicable margin based on Oil States’ leverage ratio (as defined in the Credit Agreement). Oil States pays a quarterly commitment fee, based on the its leverage ratio, on the unused commitments under the Credit Agreement. No portion of Oil States’ Credit Facility was specifically established to support the operations of the Company. At December 31, 2005 and 2004, the Company had no outstanding balances against the Credit Facility.

NOTE F - RELATED-PARTY TRANSACTIONS

Due to Oil States and Affiliates

The due to Oil States and affiliates as reflected in the combined balance sheets includes an interest bearing note payable to Oil States in the amount of $5.5 million and $5.2 million at December 31, 2005 and 2004, respectively, as well as non-interest bearing payables to Oil States and various affiliates. The Company participates in the centralized cash management system of Oil States, wherein cash receipts are transferred to and cash disbursements are funded by Oil States on a daily basis, except for the Company’s foreign operations which are funded as needed. The payable and note payable to Oil States represents the net cash transfers between the Company and Oil States as well as amounts allocated to or paid on behalf of the Company, which primarily includes insurance premiums and claims expense, income taxes, and an allocation of corporate overhead expenses. The entire due to Oil States and affiliates balance, including the note payable, has been classified as long-term based on the intent of the parent company not to require payment in the near-term.

The note payable to Oil States has been outstanding since April 2003 and accumulates interest at an annual rate of 4.5%. Interest expense on the note payable to Oil States of $240,000, $229,000 and $166,000 in 2005, 2004 and 2003, respectively, is included in the combined statement of operations. The note matures on demand, at which time all outstanding principal and accrued interest shall be immediately due and payable. Subsequent to year end, the Company repaid the entire amount due to Oil States and Affiliates in connection with the acquisition of the Company.

NOTE F - RELATED-PARTY TRANSACTIONS (Continued)

Insurance Programs Administered by Oil States

Oil States allocates to its divisions or subsidiaries costs associated with certain insurance programs that Oil States administers and for which Oil States procures third-party insurance. The insurance programs for which the related costs are allocated primarily include casualty insurance (automobile liability, workers’ compensation, general liability and property). Oil States also administers certain insurance programs which may be directly attributable to one or more divisions or subsidiaries, such as specialized liability insurance for drilling or workover operations. The Company was allocated approximately $1.2 million, $1.9 million and $1.6 million in 2005, 2004 and 2003, respectively, by Oil States related to these insurance programs. These amounts are allocated by Oil States using various methodologies, as described below. Had these insurance programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Oil States.

Included within the insurance cost allocation are claims allocations related to non-property casualty programs (automobile liability, workers’ compensation and general liability) for which Oil States is self-insured up to a certain amount. For the self-insured component, costs are allocated to the Company based on incurred claims for the Company’s divisions. Oil States has premium-based policies which cover amounts in excess of the self-insured retentions. The Company is allocated expense based on its pro-rata portion of Oil States’ total underlying exposure items (i.e., number and type of vehicles, sales, payroll dollars, etc.) to the total insurance cost to be incurred by Oil States. The Company accrues an estimated liability for incurred but not reported claims through its Due to Oil States and Affiliates account.

Also included within the insurance allocation is coverage related to property insurance. The Company is allocated premium expense for coverage based on its pro-rata portion of Oil States’ total insured property values to the total insurance cost of Oil States. The Company has a $100,000 deductible related to property insurance.

Corporate Overhead Allocation

Certain corporate overhead expenses incurred by Oil States have been allocated to the Company and are reflected in the combined statement of operations as a corporate overhead allocation. These overhead costs relate to general management oversight; financial management, including public-company reporting, consolidated tax filings, Oil States’ benefit plan administration, risk management and consolidated treasury services; and costs to support Oil States’ information technology infrastructure. Oil States also allocates a portion of its annual audit and tax return review costs provided by an independent public accounting firm to the Company. These costs are allocated to the Company based upon the Company’s percentage of revenue relative to Oil States’ consolidated revenue. Management believes the basis for the allocations is reasonable. The amounts allocated to the Company were $230,000, $224,000 and $195,000 in 2005, 2004 and 2003, respectively.

NOTE G - RETIREMENT PLANS

Oil States sponsors a defined contribution plan. Participation in the plan is available to substantially all employees, including employees of the Company. The Company recognized expense of $431,000, $462,000 and $443,000, respectively, related to its various defined contribution plans during the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE H - INCOME TAXES

The Company is included in the consolidated federal and certain separate company and combined state income tax returns filed by Oil States. The Company’s tax provision has been determined as if the Company were filing on a stand-alone basis separate from Oil States.

Combined pre-tax income (loss) consisted of the following (in thousands):

	Year Ended December 31,
	2005	2004	2003

Domestic	$1,138	$(136)	$(1,212)
Foreign	3,990	473	3,364

Total	$5,128	$337	$2,152

The components of the income tax provision (benefit) consisted of the following (in thousands):

	Year Ended December 31,
	2005	2004	2003

Current:
Foreign	$3,118	$2,784	$2,089

Deferred:
Federal	(601)	(776)	95
State	(270)	(145)	18
	(871)	(921)	113

Income tax provision	$2,247	$1,863	$2,202

The following table reconciles the income tax provision (benefit) at the U.S. statutory rate to that in the financial statements (in thousands):

	Year Ended December 31,
	2005	2004	2003

Taxes computed at 35%	$1,795	$118	$753
Foreign income tax rate differential	955	1,767	346
Nondeductible expenses	213	20	71
Increase/(decrease) in valuation allowance	(464)	(9)	945
State tax expense (benefit), net of federal benefit	(33)	(94)	12
Other, net	(219)	61	75

Income tax provision	$2,247	$1,863	$2,202

NOTE H - INCOME TAXES (Continued)

The Company’s effective foreign tax rate is impacted by the required payment of taxes in certain foreign jurisdictions based on a percentage of revenues earned, irrespective of pretax income. This tax payment requirement has resulted in effective foreign tax rates of 78.1%, 588.6% and 62.1% in 2005, 2004 and 2003, respectively. In addition, the Company has not recognized the benefit of theoretical U.S. net operating losses generated on the “stand-alone” basis of reporting in any period presented. Valuation allowances have been established to offset the benefit of net operating losses generated because the realization of such benefits was not reasonably assured.

The components of the Company’s deferred tax assets and liabilities as of December 31, 2005 and 2004 are as follows (in thousands):

	December 31,
	2005	2004
Deferred tax assets:
Net operating loss carryforward	$1,245	$1,709
Employee benefits	-	91
Accrued liabilities	1	230
	1,246	2,030
Less: valuation allowance	1,245	1,709
Net deferred tax assets	1	321

Deferred tax liabilities:
Depreciation	(2,562)	(3,553)
Unbilled revenue	(236)	(425)
Accrued liabilities	(287)	(304)
Other	(25)	(19)
Deferred tax liabilities	(3,110)	(4,301)

Net deferred tax liabilities	$(3,109)	$(3,980)

Reclassifications of the Company’s deferred tax balance based on net current items and net non-current items as of December 31, 2005 and 2004 are as follows (in thousands):

	December 31,
	2005	2004

Liabilities:
Current deferred taxes	$(261)	$(443)
Non-current deferred taxes	(2,848)	(3,537)

Net deferred tax liability	$(3,109)	$(3,980)

NOTE H - INCOME TAXES (Continued)

Appropriate U.S. and foreign income taxes have been provided for earnings of foreign subsidiary companies that are expected to be remitted in the near future. The cumulative amount of undistributed earnings of foreign subsidiaries that the Company intends to permanently reinvest and upon which no deferred US income taxes have been provided is $9.7 million at December 31, 2005.

During the years ended December 31, 2005, 2004 and 2003, the Company was allocated tax benefits triggered by employee exercises of stock options totaling $175,000, $134,000 and $289,000, respectively. Such benefits were credited to additional paid-in capital.

In October 2004, the American Jobs Creation Act of 2004 (the “Jobs Act”) was signed into law which introduced a special one-time dividends received deduction on the repatriation of foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. The Act provides for a special one-time deduction of 85 percent of certain foreign earnings that are repatriated in either the Company’s last tax year that began before the enactment date, or the first tax year that begins during the one-year period beginning on the date of enactment. The maximum amount of the Company’s foreign earnings that qualify for temporary deduction is $7.2 million.

The Company is in the process of evaluating whether it will repatriate foreign earnings under the repatriation provisions of the Jobs Act, and if so, the amount that will be repatriated. The range of reasonably possible amounts that the Company is considering for repatriation, which would be eligible for the temporary deduction, is zero to $7.2 million. The Company is awaiting the issuance of further regulatory guidance and passage of statutory technical corrections with respect to certain provisions in the Jobs Act prior to determining the amounts it will repatriate, if any. The Company expects to determine the amounts and sources of foreign earnings to be repatriated, if any, in 2006.

The Company is not yet in a position to determine the impact of a qualifying repatriation, should it choose to make one, on its income tax expense for 2006, the amount of its indefinitely reinvested foreign earnings, the range of income tax effects or the amount of its deferred tax liability with respect to foreign earnings.

The Company files tax returns in the jurisdictions in which they are required. All of these returns are subject to examination or audit and possible adjustment as a result of assessments by taxing authorities. The Company believes that it has recorded sufficient tax liabilities and does not expect the resolution of any examination or audit of its tax returns would have a material adverse effect on its operating results, financial condition or liquidity.

NOTE I - COMMITMENTS AND CONTINGENCIES

The Company leases a portion of its equipment, office space, computer equipment, automobiles and trucks under leases which expire at various dates.

NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

Minimum future operating lease obligations in effect at December 31, 2005 are as follows (in thousands):

Year Ending December 31,

2006	$280,000
2007	119,000
2008	10,000
2009	3,000

$412,000

Rental expense under operating leases was $492,000, $533,000 and $568,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Severance expense was recorded due to international statutory obligations and an international company sponsored severance plan. This expense was $516,000, $405,000 and $486,000 related to its various severance obligations during the years ended December 31, 2005, 2004 and 2003, respectfully. The amount recorded by the Company as a liability related to these obligations was $1.3 million and $1.1 million as of December 31, 2005 and 2004, respectfully.

The Company is a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its commercial operations, employees and other matters. Although the Company can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on it, management believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on its combined financial position, results of operations or liquidity.

On February 18, 2005, Oil States announced that it had conducted an internal investigation prompted by the discovery of over billings totaling approximately $400,000 to a government owned oil company in South America. The over billings were detected by the Company during routine financial review procedures, and appropriate financial statement adjustments are included herein. Oil States and independent counsel retained by the Oil States’ audit committee conducted separate investigations consisting of interviews and an examination of the facts and circumstances in this matter. Oil States voluntarily reported the results of its investigation to the Securities and Exchange Commission (the “SEC”) and fully cooperated with additional requests for information received from the SEC. On October 31, 2005, Oil States’ counsel received a “Wells Notice” from the staff of the SEC indicating that the staff made a preliminary decision to recommend that the SEC bring a civil action against Oil States alleging violations of provisions of the Securities and Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls and procedures as set forth in Sections 13(b)(2)(A) and (B) of the Act. The alleged violations related to this over billings matter.

In April 2006, Oil States entered into a settlement agreement with the SEC requiring Oil States to cease and desist from committing or causing violations of the “books and records” and “internal controls provisions” of the securities laws. The settlement did not require Oil States to pay a monetary penalty.

NOTE J - STOCK-BASED COMPENSATION

The Company’s employees participate in Oil States’ stock-based compensation plan, which is administered entirely by Oil States. The Company has elected to follow Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” for expense recognition purposes. As a result, the Company is obligated to provide the expanded disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123,” for stock-based compensation granted in 1998 and thereafter.

The Company accounts for its employee stock-based compensation plan under APB Opinion No. 25 and its related interpretations. Oil States is authorized to grant common stock based awards covering 7,700,000 shares of common stock under the 2001 Equity Participation Plan, as amended and restated, (the Equity Participation Plan), to employees, consultants and directors with amounts, exercise prices and vesting schedules determined by Oil States’ compensation committee of its Board of Directors. Since February 2001, all option grants have been priced at the closing price on the day of grant, vest 25% per year and have a life ranging from six to ten years. Because the exercise price of options granted under the Equity Participation Plan have been equal to the market price of Oil States’ stock on the date of grant, no compensation expense related to this plan has been recorded.

Had compensation expense for Oil States’ Equity Participation Plan been determined consistent with SFAS No. 123 utilizing the fair value method, the Company’s net income (loss), adjusted for only equity awards applicable to its business, for the years ended December 31, 2005, 2004 and 2003, would have been as follows (in thousands):

	Year Ended December 31,
	2005	2004	2003

Net income (loss), as reported	$2,881	$(1,526)	$(50)

Deduct: allocated portion of stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects (a)	(115)	(142)	(118)

Pro forma net income (loss)	$2,766	$(1,668)	$(168)

(a) The stock-based compensation expense was calculated using Oil States’ effective tax rate of 33.3%, 33.1% and 24.2% in 2005, 2004 and 2003, respectively, since the pro forma stock-based expense allocation is based on Oil States’ Equity Participation Plan.

NOTE J - STOCK-BASED COMPENSATION (Continued)

The following table summarizes the Company’s portion of the stock option activity under the Oil States’ stock option plan for each of the three years in the period ended December 31, 2005:

	Stock Option Plan
	Options	Weighted Average Exercise Price

Balance at January 1, 2003	215,279	$7.31
Granted	41,000	11.49
Exercised	(121,728)	6.61
Forfeited	(5,125)	6.71

Balance at December 31, 2003	129,426	9.31
Granted	52,000	13.70
Exercised	(59,868)	8.64
Forfeited	(3,125)	11.77

Balance at December 31, 2004	118,433	11.51
Granted	18,125	21.08
Exercised	(39,969)	10.45
Forfeited	(13,248)	12.26

Balance at December 31, 2005	83,341	$13.98

Exercisable at December 31, 2003	31,094	$8.36

Exercisable at December 31, 2004	8,189	$9.42

Exercisable at December 31, 2005	10,407	$10.28

The following table summarizes information for the Company’s portion of stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of 12/31/05	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of 12/31/05	Weighted Average Exercise Price

$8.00 - $9.00	12,655	5.90	$8.17	6,094	$8.37
$11.49 - $11.49	18,186	7.16	$11.49	1,438	$11.49
$13.70 - $13.70	34,375	4.16	$13.70	2,875	$13.70
$21.08 - $21.08	18,125	5.15	$21.08	-	$-
$8.00 - $21.08	83,341	5.29	$13.98	10,407	$10.28

NOTE J - STOCK-BASED COMPENSATION (Continued)

At December 31, 2005, 2,732,383 shares were available for future grant under Oil States’ stock option plan.

The weighted average fair values of options granted to the Company’s employees during 2005, 2004 and 2003 were $8.12, $5.12 and $4.26 per share, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2005, 2004, and 2003, respectively: risk-free interest rates of 3.9%, 3.1% and 2.9%, no expected dividend yield, expected lives of 5 years, and an expected volatility of 37%. The weighted average assumptions reflected herein for the Company differs slightly from those reflected on a consolidated basis for Oil States due to the inclusion of option grants for only the Company’s employees in the weighted averages.

NOTE K - SEGMENT AND RELATED INFORMATION

The Company’s operations are included within the wellsite services segment of Oil States. There are no revenue transactions between the Company and Oil States’ other segments.

Financial information by geographic area for each of the three years in the period ended December 31, 2005, 2004 and 2003, is summarized below in thousands. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Total assets are attributable to countries based on the physical location of the entity and its operating assets and do not include intercompany balances.

	United States	Venezuela	Algeria	Other Non-US	Total

2005:
Revenues from unaffiliated customers	$11,434	$10,498	$7,668	$10,517	$40,117
Long-lived assets	20,385	1,341	377	6,520	28,623

2004:
Revenues from unaffiliated customers	$10,685	$6,016	$7,341	$9,620	$33,662
Long-lived assets	18,813	4,873	767	6,067	30,520

2003:
Revenues from unaffiliated customers	$8,252	$5,252	$6,328	$12,693	$32,525
Long-lived assets	19,783	5,476	1,027	5,945	32,231

NOTE L - SUBSEQUENT EVENT

Effective March 1, 2006, the Company was acquired by Boots & Coots International Well Control, Inc. (“Boots & Coots”). Subsequent to year end 2005, the Company repaid the entire amount of notes payable due to Oil States and Affiliates in connection with the acquisition of the Company.